UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 23, 2006

                          RIVIERA HOLDINGS CORPORATION
             (exact name of registrant as specified in its charter)

       Nevada                     000-21430                 88-0296885
   (State or other              (Commission              (IRS Employer
   jurisdiction of               File Number)             Identification No.)
   incorporation)


  2901 Las Vegas Boulevard
   Las Vegas, Nevada                                                 89109
   (Address of principal executive offices)                        (Zip code)

Registrant's telephone number, including area code (702) 794-9527

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425) [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12) [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)) [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

         By request of the plaintiffs in the lawsuit captioned "In Re Riviera Holdings Corporation Shareholders' Litigation," which was filed against Riviera Holdings Corporation (the "Company") and its directors in the District Court of Clark County, Nevada (the "Court") (Case No. A520100) and which the Company reported in its Form 8-K furnished to the Securities and Exchange Commission on June 26, 2006, the hearing on the plaintiffs' motion for a preliminary injunction and temporary restraining order (the "Motion") has been vacated from the Court's calendar. The Motion was directed against the August 29, 2006 vote by the Company's shareholders on the Company's Agreement and Plan of Merger with Riv Acquisition Holdings Inc. The hearing on the Motion had been scheduled for August 24, 2006.

         The information in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as and when expressly set forth by such specific reference in such filing.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

           Date: August 23, 2006         RIVIERA HOLDINGS CORPORATION

                                         By: /s/ Mark Lefever
                                         Mark Lefever
                                         Treasurer and Chief Financial Officer